Exhibit 5.1

August 23, 2024

Alpha Teknova, Inc.

2451 Bert Drive

Hollister, CA 95023

Re:	Alpha Teknova, Inc. Registration Statement on Form S-1

Ladies	and Gentlemen:

We have acted as counsel to Alpha Teknova, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company of a Registration Statement on Form S-1 (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on or about the date hereof, with respect to the resale from time to time by the selling stockholders (collectively, the “Selling Stockholders”) of the Company, as detailed in the Registration Statement, of up to 12,385,883 shares (the “Shares”) of the Company’s common stock, par value $0.00001 per share (“Common Stock”), purchased pursuant to the Purchase Agreement (as defined below).

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

As such counsel and for purposes of our opinion set forth below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such documents, resolutions, certificates and other instruments of the Company and corporate records furnished to us by the Company, and have reviewed certificates of public officials, statutes, records and such other instruments and documents as we have deemed necessary or appropriate as a basis for the opinion set forth below, including, without limitation:

(i)	the Registration Statement;

(ii)

the securities purchase agreement, dated as of July 11, 2024, by and among the Company and the purchasers set forth on the signature pages thereto, in connection with a private placement of securities (the “Purchase Agreement”);

(iii)

the Amended and Restated Certificate of Incorporation of the Company, as presently in effect and as certified as of August 23, 2024 by the Office of the Secretary of State of the State of Delaware (the “Certificate of Incorporation”);

(iv)	the Amended and Restated Bylaws of the Company, as presently in effect, as certified by an officer of the Company as of the date hereof;

Alpha Teknova, Inc.

August 23, 2024

(v)

a certificate, dated as of August 23, 2024, from the Secretary of State of the State of Delaware certifying as to the existence and good standing of the Company under the laws of the State of Delaware (the “Good Standing Certificate”); and

(vi)

resolutions adopted by the Board of Directors of the Company at a duly convened meeting held on July 9, 2024, certified by an officer of the Company, relating to, among other things, the formation and membership of the pricing committee of the Board of Directors (the “Pricing Committee”); and

(vii)

resolutions adopted by the Pricing Committee on July 11, 2024, certified by an officer of the Company, relating to, among other things, the approval of the Purchase Agreement and the issuance of the Shares.

In addition to the foregoing, we have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinion set forth in this opinion letter.

In such examination and in rendering the opinion expressed below, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments, corporate records, certificates and other documents submitted to us; (ii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals; (iii) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to originals thereof, and that such originals are authentic and complete; (iv) the legal competency, capacity and authority of all persons executing all agreements, instruments, corporate records, certificates and other documents submitted to us; (v) the due authorization, execution and delivery of all agreements, instruments, corporate records, certificates and other documents by all parties thereto (other than the Company); (vi) that no documents submitted to us have been amended or terminated orally or in writing except as has been disclosed to us in writing; (vii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true and correct on and as of the date hereof; (viii) that there has not been and there will not be any change in the good standing status of the Company from that reported in the Good Standing Certificate; and (ix) that each of the officers and directors of the Company has properly exercised his or her fiduciary duties. As to all questions of fact material to this opinion letter, and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation or verification) upon representations and certificates or comparable documents of officers and representatives of the Company.

Based upon the foregoing, and in reliance thereon, and subject to the assumptions, limitations, qualifications and exceptions set forth herein, we are of the opinion that the Shares are validly issued, fully paid and nonassessable.

Without limiting any of the other limitations, exceptions, assumptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the laws of any jurisdiction other than the General Corporation Law of the State of Delaware, as in effect on the date of this opinion letter.

Alpha Teknova, Inc.

August 23, 2024

We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter.

This opinion letter is rendered solely in connection with the registration of the Shares for resale by the Selling Stockholders under the Registration Statement. This opinion letter is rendered as of the date hereof, and we assume no obligation to advise you or any other person with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein after the effectiveness of the Registration Statement, even if the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the Registration Statement under the heading “Legal Matters.” In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Paul Hastings LLP